UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) March 6, 2014

Revolution Lighting Technologies, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction

of Incorporation)

0-23590	59-3046866
(Commission File Number)	(IRS Employer Identification No.)

177 Broad Street, 12th Floor, Stamford, Connecticut	06901
(Address of Principal Executive Offices)	(Zip Code)

(203) 504-1111

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Revolution Lighting Technologies, Inc. (“Revolution”) entered into an Agreement and Plan of Merger, dated as of March 6, 2014 (the “Merger Agreement”), by and among Revolution, Value Merger Sub, LLC, a Delaware limited liability company and a wholly-owned subsidiary of Revolution (“Merger Sub”), Value Lighting, Inc., a Georgia corporation (“Value Lighting”), AL Enterprises, Inc., a Texas corporation (“AL Enterprises”), Value Lighting of Houston, LLC, a Texas limited liability company (“Value Houston,” and together with Value Lighting and AL Enterprises, the “Company Group”), and the Stockholders named therein (the “Stockholders”). Pursuant to the Merger Agreement, and in each case subject to the terms and conditions contained therein, (i) Value Lighting will merge with and into Merger Sub (the “First Merger”), with Merger Sub as the surviving company, and (ii) as part of a single overall transaction with the First Merger pursuant to an integrated plan, AL Enterprises will be merged with and into Merger Sub (the “Second Merger” and together with the First Merger, the “Mergers”), with Merger Sub as the surviving company. Upon effectiveness of the Mergers, the existing capital stock of each of Value Lighting and AL Enterprises will be cancelled in exchange for the merger consideration described below. The members of the Company Group are in the business of selling lighting products to the multifamily residential housing sector and new construction marketplace across the U.S. and solutions.

The merger consideration under the Merger Agreement will consist of $35.6 million, of which $7.5 million will be paid in cash on the closing date (less the amount of existing indebtedness in excess of $3.5 million as of the closing and subject to increase or decrease as a result of a customary working capital adjustment based on a target working capital of approximately $9.1 million), and $28.1 million will be paid through the issuance of shares of common stock of Revolution (“Revolution Stock”) on the six (6), twelve (12), eighteen (18) and twenty-four (24) month anniversaries of the closing date as set forth in the Merger Agreement (the “Subsequent Payment”). The Subsequent Payment will consist of at least 6,245,000 shares of Revolution Stock, provided, that if the value of such shares based on the volume weighted average trading price per share of Revolution Stock over the twenty (20) trading days ending with the last trading day preceding the closing date is less than the amount of the Subsequent Payment, Revolution shall pay to the Stockholders additional consideration consisting of cash and/or additional shares of Revolution Stock (valued based on such average price), as determined by Revolution in its sole discretion, such that the value of such consideration received is equal to the Subsequent Payment. In addition, the Stockholders will have the opportunity to receive additional consideration of (i) $5 million if the Company Group achieves 2014 sales revenue and EBITDA targets of $53 million and $6.36 million, respectively, and (ii) $5 million if it achieves 2015 sales revenue and EBITDA targets of $63.5 million and $7.62 million, respectively (the “Earn-Out Payments”). The Earn-Out Payments are payable in any combination of cash or shares of Revolution Stock, as determined by Revolution in its sole discretion, such shares to be valued based on the volume weighted average trading price per share of Revolution Stock over the twenty (20) trading days ending with the last trading day preceding the applicable determination date.

Notwithstanding any provision of the Merger Agreement to the contrary, Revolution will not issue shares of Revolution Stock under the Merger Agreement to the extent such issuance would require the prior approval of the stockholders of Revolution pursuant to NASDAQ Listing Rule 5635 and, in lieu of such an issuance, Revolution will make payments pursuant to the Merger Agreement in non-voting convertible preferred stock of Revolution that will convert into shares of Revolution Stock after (i) receipt of such approval of the stockholders and (ii) the requirements of Rule 14c-2 of the Securities Exchange Act of 1934, as amended, have been complied with in respect of such approval.

Pursuant to an escrow agreement (the “Escrow Agreement”) to be entered into between the parties at closing, Revolution will deposit (i) $500,000 in cash (the “Escrow Cash Amount”) and (ii) a number of shares of Revolution Stock calculated by dividing $3 million by the Average Closing Price (the “Escrow Shares”), which will be available to compensate Revolution for certain losses it may incur as a result of any breach of the representations and warranties or covenants of the Company Group contained in the Merger Agreement and for post-closing working capital adjustments to the merger consideration. The Escrow Cash Amount will be released after final resolution of the working capital adjustment under the Merger Agreement, and fifty percent (50%) of the Escrow Shares will be released on the first anniversary of the closing date, and thereafter, any remaining portion of the Escrow Shares will be released on the eighteen (18) month anniversary of the closing date.

The respective boards of directors and the managing member, as applicable, of Revolution, Merger Sub, and each member of the Company Group have approved the Merger Agreement. In addition, Value Lighting and AL Enterprises have obtained the requisite stockholder approval for the transactions contemplated by the Merger Agreement. The Merger Agreement contains customary representations, warranties and covenants made by the parties to each other. The Company Group’s covenants include that (i) the Company Group will conduct its business in the ordinary course consistent with past practice during the period between the execution of the Merger Agreement and the closing date, (ii) the Company Group will not engage in certain kinds of transactions during such period, and (iii) the Company Group and the Stockholders will not solicit proposals or enter into negotiations relating to or concerning any business combination transactions. The Mergers remain subject to various standard closing conditions and the receipt of various deliverables.

The foregoing is a summary of the material terms of the Mergers and the Merger Agreement. Investors are encouraged to review the entire text of the Merger Agreement, a copy of which is filed as Exhibit 2.1 to this Report and incorporated herein by reference.

On March 10, 2014, Revolution issued a press release announcing the execution of the Merger Agreement. A copy of the press release is furnished herewith as Exhibit 99.1.

Item 3.02	Unregistered Sales of Equity Securities

Reference is made to the disclosure set forth in Item 1.01 above as to the Revolution Stock consideration to be issued under the Merger Agreement. All shares to be issued pursuant to the Merger Agreement will be issued in a private placement and without registration under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Section 4(2) of the Securities Act and Regulation D promulgated pursuant thereto (“Regulation D”). The exemption from registration pursuant to Regulation D is be based on, among other things, representations from each Stockholder to the effect that such person is an “accredited investor” within the meaning of Rule 506 of Regulation D.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of March 6, 2014, by and among Revolution Lighting Technologies, Inc., Value Merger Sub, LLC, Value Lighting, Inc., AL Enterprises, Inc., Value Lighting of Houston, LLC and the Stockholders.*

99.1	Press Release, dated March 10, 2014, regarding the Mergers.

*	The schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company hereby undertakes to furnish supplementally copies of any of the omitted schedules or exhibits upon request by the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

March 10, 2014	REVOLUTION LIGHTING TECHNOLOGIES, INC.

/s/ Charles J. Schafer
	Name:	Charles J. Schafer
	Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of March 6, 2014, by and among Revolution Lighting Technologies, Inc., Value Merger Sub, LLC, Value Lighting, Inc., AL Enterprises, Inc., Value Lighting of Houston, LLC and the Stockholders.*

99.1	Press Release, dated March 10, 2014, regarding the Mergers.

*	The schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company hereby undertakes to furnish supplementally copies of any of the omitted schedules or exhibits upon request by the Securities and Exchange Commission.